EXHIBIT 21
                       PARENTS AND SUBSIDIARIES

(A)  Reynolds Metals Company has no parents.
(B) Set forth below is a list of certain of the subsidiaries and associated companies of Reynolds Metals Company:
                                                               Place of
                                                            Incorporation Or
                                                              Organization
                                                              ------------

  Aluminerie de Becancour Inc.                                Quebec
* Aluminio Reynolds de Venezuela, S. A.                       Venezuela
  Aluminium Oxid Stade Gesellschaft mit beschrankter Haftung  Germany
* Canadian Reynolds Metals Company, Ltd./Societe Canadienne
    de Metaux Reynolds, Ltee                                  Quebec
* El Campo Aluminum Company                                   Delaware
  Hamburger Aluminium-Werk Gesellschaft mit beschrankter
  Haftung                                                     Germany
* Industria Navarra del Aluminio, S. A.                       Spain
* Latas de Aluminio Reynolds, Inc.                            Delaware
  Latas de Aluminio, S. A.                                    Brazil
  Manicouagan Power Company - La Compagnie Hydroelectrique
    Manicouagan                                               Quebec
* Mt. Vernon Plastics Corporation                             Delaware
  Pechiney Reynolds Quebec, Inc.                              Nebraska
* Presidential Development Corporation                        New York
* RAMCO Manufacturing Company                                 Delaware
* RB Sales Company, Ltd.                                      Delaware
* Reynolds Aluminium Deutschland, Inc.                        Delaware
* Reynolds Aluminium Deutschland Internationale
    Vertriebsgesellschaft mbH                                 Germany
* Reynolds Aluminium France, S.A.                             France
* Reynolds Aluminium Holland B. V.                            The Netherlands
* Reynolds Aluminum Company of Canada, Ltd./Societe
    D'Aluminium Reynolds Du Canada, Ltee                      Quebec
* Reynolds Australia Alumina, Ltd.                            Delaware
* Reynolds Becancour, Inc.                                    Delaware
* Reynolds Consumer Europe, S. A./N.V.                        Belgium
* Reynolds Consumer Products, Inc.                            Delaware
* Reynolds (Europe) Limited                                   Delaware
* Reynolds International Holdings, Inc.                       Delaware
* Reynolds International, Inc.                                Delaware
* Reynolds International (Panama) Inc.                        Panama
* Reynolds Italy Holding, S.p.A                               Italy
* Reynolds Wheels-Holding, S.p.A.                             Italy
* Reywest Development Corporation                             Arizona
* RMC Delaware, Inc.                                          Delaware
* RMC Properties, Ltd.                                        Delaware
* RMC Texas, Inc.                                             Delaware
* RMCC Company                                                Delaware
* Reynolds Metals Development Company                         Delaware
* Reynolds Metals Foreign Sales Corporation                   Barbados
* Saint George Insurance Company                              Vermont
* Southeast Vinyl Company                                     Delaware
* Southern Graphic Systems - Canada, Ltd./Systemes
    Graphiques Southern - Canada, Ltee                        Quebec
* Southern Graphic Systems, Inc.                              Kentucky
* Southern Reclamation Company, Inc.                          Alabama
* Wilson Engraving Company, Inc.                              Texas

  The names of a number of subsidiaries and associated companies have been omitted because considered in the aggregate they would not constitute a significant subsidiary.

* Consolidated subsidiaries